Exhibit 99.3

SBTECH (GLOBAL) LIMITED

UNAUDITED CONDENSED INTERIM CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands of €)

		March 31,	December 31,
	Note	2020	2019
		Unaudited

ASSETS
CURRENT ASSETS:
Cash and cash equivalents		9,143	8,144
Trade receivables, net		20,835	24,745
Other current assets		3,212	3,258

Total current assets		33,190	36,147

NON-CURRENT ASSETS:
Intangible assets, net		26,197	26,094
Right-of-use assets		25,497	25,779
Property and equipment, net		9,821	9,930
Deferred tax assets		623	597
Other non-current assets		357	306

Total non-current assets		62,495	62,706

TOTAL ASSETS		95,685	98,853

The accompanying notes are an integral part of the unaudited condensed interim consolidated financial statements.

SBTECH (GLOBAL) LIMITED

UNAUDITED CONDENSED INTERIM CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands of €)

		March 31,	December 31,
	Note	2020	2019
		Unaudited

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables		9,484	8,127
Lease liabilities		3,889	3,516
Other accounts payable and accrued expenses		16,620	11,176

Total current liabilities		29,993	22,819

NON-CURRENT LIABILITIES:
Lease liabilities		22,373	22,749
Accrued severance pay, net		505	408
Total non-current liabilities		22,878	23,157

SHAREHOLDERS’ EQUITY:	3
Share capital		3	3
Actuarial reserve		(178)	(139)
Retained earnings		42,158	51,956

Equity attributable to owners of the parent		41,983	51,820

Non-controlling interest		831	1,057
Total shareholders’ equity		42,814	52,877

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		95,685	98,853

/s/ Richard Carter	/s/ Shay Berka	May 15, 2020
Richard Carter Chief Executive Officer	Shay Berka Chief Financial Officer	Date of approval of financial statements

The accompanying notes are an integral part of the unaudited condensed interim consolidated financial statements.

SBTECH (GLOBAL) LIMITED

UNAUDITED CONDENSED INTERIM CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands of €)

	Three months ended March 31,
	2020	2019
	Unaudited
Revenue	22,594	21,899
Cost of revenue	15,601	12,016
Gross profit	6,993	9,883
Operating expenses:
Research and development expenses	5,865	4,014
Selling and marketing expenses	2,734	2,730
General and administrative expenses	4,756	2,258
Profit (loss) from operations	(6,362)	881
Financial income	9	-
Financial expenses	511	318
Profit (loss) before tax	(6,864)	563
Tax expenses	121	80
Net profit (loss)	(6,985)	483

Other comprehensive income (loss):
Items not reclassified to profit or loss in subsequent periods
Re-measurements of accrued severance pay	(78)	7
Total comprehensive income (loss) for the period	(7,063)	490

Net profit (loss) for the period attributed to:
Owners of the parent	(6,798)	465
Non-controlling interest	(187)	18
	(6,985)	483

Total comprehensive income (loss) for the period attributed to:
Owners of the parent	(6,837)	469
Non-controlling interest	(226)	21
	(7,063)	490

The accompanying notes are an integral part of the unaudited condensed interim consolidated financial statements.

SBTECH (GLOBAL) LIMITED

UNAUDITED CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(in thousands of €)

For the three months ended March 31, 2020 (Unaudited):	Equity attributable to owners of the parent
	Share capital	Actuarial reserve	Retained earnings	Total	Non-controlling interest	Total Shareholders’ equity
Balance at January 1, 2020	3	(139)	51,956	51,820	1,057	52,877
Changes during the period:
Net loss	-	-	(6,798)	(6,798)	(187)	(6,985)
Other comprehensive loss	-	(39)	-	(39)	(39)	(78)
Total comprehensive loss	-	(39)	(6,798)	(6,837)	(226)	(7,063)
Dividend declared*	-	-	(3,000)	(3,000)	-	(3,000)
Balance at March 31, 2020	3	(178)	42,158	41,983	831	42,814

*Refer also to Note 6F.

The accompanying notes are an integral part of the unaudited condensed interim consolidated financial statements.

SBTECH (GLOBAL) LIMITED

UNAUDITED CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(in thousands of €)

For the three months ended March 31, 2019 (Unaudited):	Equity attributable to owners of the parent
	Share capital	Actuarial reserve	Retained earnings	Total	Non-controlling interest	Total Shareholders’ equity
Balance at January 1, 2019	3	(65)	57,928	57,866	583	58,449
Changes during the period:
Net profit	-	-	465	465	18	483
Other comprehensive income	-	4	-	4	3	7
Total comprehensive income	-	4	465	469	21	490
Dividend declared	-	-	(750)	(750)	-	(750)
Dividend declared and paid	-	-	(4,250)	(4,250)	-	(4,250)
Balance at March 31, 2019	3	(61)	53,393	53,335	604	53,939

The accompanying notes are an integral part of the unaudited condensed interim consolidated financial statements.

SBTECH (GLOBAL) LIMITED

UNAUDITED CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of €)

	Three months ended March 31,
	2020	2019
	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit (loss) for the period	(6,985)	483
Adjustments to reconcile net profit (loss) to net cash provided by operating activities:
Depreciation and amortization	4,673	3,458
Decrease (increase) in trade receivables	3,967	(259)
Decrease in other current assets	46	1,571
Decrease in other non-current assets	7	24
Increase in deferred tax assets	(26)	(62)
Increase (decrease) in trade payables	1,385	(2,156)
Increase in other accounts payable and accrued expenses	2,384	287
Interest charged on lease liabilities	96	160
Increase in accrued severance pay, net	19	33
Income tax expenses	147	142
Cash generated from operations	5,713	3,681
Income tax paid	(87)	(310)
Net cash provided by operating activities	5,626	3,371

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(659)	(1,245)
Increase in deposits	(58)	-
Purchase of software and licenses	(5)	(128)
Internally generated intangible assets	(2,936)	(3,283)
Net cash used in investing activities	(3,658)	(4,656)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividend paid	-	(4,250)
Principal paid on lease liabilities	(884)	(801)
Net cash used in financing activities	(884)	(5,051)
Effects of exchange rate changes on cash and cash equivalents	(85)	(5)
Net increase (decrease) in cash and cash equivalents	999	(6,341)
Cash and cash equivalents at the beginning of the period	8,144	20,731
Cash and cash equivalents at the end of the period	9,143	14,390

Non-cash activities

Dividend declared*	3,000	750

*Refer also to Note 3A and 6F.

The accompanying notes are an integral part of the unaudited condensed interim financial statements

SBTECH (GLOBAL) LIMITED

Notes to UNAUDITED condensed interim financial statements

(in thousands of €, except when specified otherwise)

NOTE 1 - GENERAL:

1.	SBTech (Global) Limited (the “Company”) and its subsidiaries (together, the “Group”) was founded in July, 2007 in Gibraltar and since November 2016 has been domiciled in 33-37 Athol Street, Douglas, Isle of Man, IM1 1LB (Company number 014119V). The Group is an industry-leading developer of proprietary iGaming platform and sports betting software and solutions for remote gaming operators. These services are provided on a business-to-business basis.

2.	Recently, the outbreak of the novel coronavirus (“COVID-19”) has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. The outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown. COVID-19 presents material uncertainty and risk with respect to the Group, its performance, and its financial results and could adversely affect the Group’s financial information. The direct impact on the Group’s normal business operations is primarily through the suspension, postponement and cancellation of major sports seasons and sporting events globally. The status of most of these sporting events is that they are postponed or unknown as to when they will restart, including whether sports seasons will be completed either in part or in their entirety on a delayed schedule. Assuming sports return this year, even without audiences, the Group does not expect a long-term impact on its financial condition and results of operations. Finally, the Group has business continuity programs in place to ensure that employees are safe and that the businesses continue to function while its employees work remotely. The Group has been closely monitoring the new working environment for their employees and have not experienced any adverse impact on its ability to continue to operate its business.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

The significant accounting policies followed in the preparation of the financial information, on a consistent basis, are set out below.

Basis of preparation

These unaudited interim consolidated financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting. They do not include all disclosures that would otherwise be required in a complete set of financial statements and should be read in conjunction with the 2019 annual consolidated financial statements.

The Group has applied the same accounting policies and methods of computation in its unaudited interim consolidated financial statements as in its 2019 annual consolidated financial statements, except for those that relate to new standards, interpretations and amendments effective for the first time for periods beginning on January 1, 2020, as described below.

SBTECH (GLOBAL) LIMITED

Notes to UNAUDITED condensed interim financial statements

(in thousands of €, except when specified otherwise)

Use of estimates and assumptions in the preparation of the financial statements

The significant judgments made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those described in its last annual consolidated financial statements.

New standards, interpretations and amendments effective from January 1, 2020

Amendments to IAS 1 and IAS 8: Definition of Material

In October 2018, the IASB issued amendments to IAS 1 Presentation of Financial Statements and IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors to align the definition of “material” across the standards and to clarify certain aspects of the definition. The new definition states that, “Information is material if omitting, misstating or obscuring it could reasonably be expected to influence decisions that the primary users of general-purpose financial statements make on the basis of those financial statements, which provide financial information about a specific reporting entity”. The amendments are effective for annual reporting periods beginning on or after January 1, 2020. The amendments to the definition of material does not have significant impact on the Group’s consolidated financial statements.

New standards, interpretations and amendments not yet effective

Amendments to IAS 1: Presentation of Financial Statements

In January 2020, the IASB issued amendments to IAS 1, which clarify the criteria used to determine whether liabilities are classified as current or non-current. These amendments clarify that current or non-current classification is based on whether an entity has a right at the end of the reporting period to defer settlement of the liability for at least twelve months after the reporting period. The amendments also clarify that “settlement” includes the transfer of cash, goods, services, or equity instruments unless the obligation to transfer equity instruments arises from a conversion feature classified as an equity instrument separately from the liability component of a compound financial instrument. The amendments are effective for annual reporting periods beginning on or after January 1, 2022. The amendments to IAS 1 do not have significant impact on the Group’s consolidated financial statements.

SBTECH (GLOBAL) LIMITED

Notes to UNAUDITED condensed interim financial statements

(in thousands of €, except when specified otherwise)

NOTE 3 - SHAREHOLDERS’ EQUITY:

A.	Composed as follows as of March 31, 2020:

	Authorized	Issued and outstanding
	Amount
Ordinary shares of USD 0.1 per share	72,000	40,800

Composed as follows as of December 31, 2019:

	Authorized	Issued and outstanding
	Amount
Ordinary shares of USD 0.1 per share	72,000	40,800

Ordinary shares confer upon their holders the rights to receive notice to participate and vote in general meeting of the Group, and the right to receive dividends if declared.

B.	Dividend
1.	On January 30, 2020 the Group’s board of directors declared a dividend in a total amount of 3,000 (€73.53 per share) to its shareholders (Refer also to Note 6F).
2.	On January 10, 2019 the Group’s board of directors declared a dividend in a total amount of 5,000 (€122.55 per share) to its shareholders. The Group paid on January 16, 2019 and April 1, 2019 amount of 4,250 and 750 respectively.

C.	Share based payment

On July 20, 2011 the Company established a share option plan (the “Plan”). The Company has assigned up to 15% of its share capital as a pool for options. According to the Plan, the exercise of the granted options depends on two main cumulative conditions, the maturity of the options after a certain vesting period and the occurrence of a Transaction Event. A Transaction Event is defined in the Plan as any (i) merger, consolidation or reorganization of the Company with one or more other entities in which the Company is not the surviving entity; (ii) sale of all or substantially all of the assets or shares of the Company to another entity; or (iii) IPO. As of March 31, 2020, the Group does not expect the occurrence of the Transaction Event to be considered as probable. Thus, no expense has been recorded.

	March 31, 2020
	Number of options	Weighted average exercise price (€)

Outstanding at beginning of period	5,893	2,330
Granted	-	-
Outstanding at end of period	5,893	2,330

SBTECH (GLOBAL) LIMITED

Notes to UNAUDITED condensed interim financial statements

(in thousands of €, except when specified otherwise)

	March 31, 2019
	Number of options	Weighted average exercise price (€)

Outstanding at beginning of period	5,217	927
Granted	-	-
Outstanding at end of period	5,217	927

NOTE 4 - REVENUE:

Major customers (in thousands and as a percentage of total revenue)

	Three months ended March 31,
	2020		2019
	€	%	€	%
Customer A	13,127	58%	9,720	44%
Customer B	1,157	5%	2,085	10%
Customer C	718	3%	1,740	8%
Customer D	573	3%	828	4%
Others	7,019	31%	7,526	34%
	22,594	100%	21,899	100%

NOTE 5 - RELATED PARTIES:

The unpaid balance of the Group’s related party loan as of March 31, 2020 and March 31, 2019 was 1,436 and 1,407, respectively.

SBTECH (GLOBAL) LIMITED

Notes to UNAUDITED condensed interim financial statements

(in thousands of €, except when specified otherwise)

NOTE 6 - SUBSEQUENT EVENTS:

A.	On April 23, 2020 (the “Closing”), the shareholders of Diamond Eagle Acquisition Corp., a Delaware corporation (“DEAC”), approved the business combination agreement, dated as of December 22, 2019 (as amended on April 7, 2020, the “BCA” or the “Business Combination Agreement”, and the transactions contemplated thereby, the “Business Combination”), by and among DEAC, DraftKings Inc., a Delaware corporation (“Old DK”), SBTech (Global) Limited (“SBT”), DEAC NV Merger Corp., a Nevada corporation and a wholly-owned subsidiary of DEAC (“DEAC Nevada”), DEAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of DEAC (“Merger Sub”) and certain other parties thereto, pursuant to which (i) DEAC merged with and into DEAC Nevada, with DEAC Nevada surviving the merger (the “reincorporation”), (ii) following the reincorporation, Merger Sub merged with and into Old DK, with Old DK surviving the merger (the “DK Merger”) and the stockholders of Old DK receiving shares of Class A common stock and one stockholder of Old DK also receiving shares of Class B common stock of New DraftKings (as defined below) and (iii) immediately following the DK Merger, DEAC Nevada acquired all of the issued and outstanding share capital of SBT for a combination of cash and stock consideration. DraftKings and SBT are now wholly-owned subsidiaries of DEAC Nevada, which was renamed “DraftKings Inc.” and is referred to herein as “New DraftKings”.

Under the BCA, DEAC agreed to combine with Old DK and SBT for approximately USD 2,700,000, of which (A) approximately USD 2,055,000  was paid to (i) the current equity holders of Old DK in the form of shares of Class A common stock of New DraftKings and (ii) holders of vested options and warrants exercisable for Old DK equity in the form of newly issued options and warrants of New DraftKings exercisable for New DraftKings Class A common stock and (B) approximately €590,000 was paid to the SBT shareholders and holders of vested in-the-money options exercisable for equity of SBT, consisting of  (i) €180,000 in cash, subject to customary net debt and working capital adjustments as well as certain other specified items (the “Cash Consideration”) in respect of the SBT shares and 30% of the in-the-money vested SBT options (“Cashed-Out SBT Options”) and (ii) approximately €410,000 in the form of shares of New DraftKings Class A common stock, and in the form of newly issued in-the-money vested options of New DraftKings exercisable for New DraftKings Class A common stock. Outstanding options exercisable for DraftKings or SBT equity (other than Cashed-Out SBT Options, for which the holders will receive a portion of the Cash Consideration for such options) were converted into options exercisable for shares of New DraftKings Class A common stock. After the execution of the BCA, DraftKings granted restricted stock units to certain of its employees, which were converted into restricted stock units denominated in New DraftKings Class A common stock.

SBTECH (GLOBAL) LIMITED

Notes to UNAUDITED condensed interim financial statements

(in thousands of €, except when specified otherwise)

B.	Upon the Closing, the performance condition in the share options granted under the Plan described in Note 3C was satisfied. The Group recognized cumulative share-based payment expense of approximately 9,984 for earned and exercisable options, where the requisite service condition has also been met.

C.	In connection with the anticipated Business Combination, the Group entered into an agreement with a financial advisor. Pursuant to the agreement, the Group agreed to pay for success fees equal to (i) USD 2.5 million (€2.2 million), in the event the sale included participation by a special purpose acquisition company (“SPAC”), or (ii) USD 2 million (€1.8 million), in the event that the sale does not include participation by a SPAC. Upon Closing, USD 2.5 million (€2.2 million) success fees to financial advisor were settled through consideration paid to the Group’s shareholders.

D.	Immediately prior to Closing, and pursuant to covenants set forth in the Business Combination Agreement, the Group acquired all of the non-controlling interest in Gaming Tech Ltd. (“Gaming Tech”) for total consideration of 3,000, bringing its total ownership of Gaming Tech to 100%.

E.	Upon Closing, and pursuant to covenants outlined in the Business Combination Agreement, the Group settled its loan receivable balance of 1,438 with a related party, including interest.

F.	On April 16, 2020, the Group obtained a dividend waiver from its shareholders and cancelled the declared dividend described in Note 3B.